Exhibit 99.1

FLUIDIGM REPORTS STRONG REVENUE FOR Q4 AND THE FULL YEAR 2013
Full Year 2013 Revenue Up 36%

SOUTH SAN FRANCISCO, Calif. - Feb. 6, 2014 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the fourth quarter and full year ended December 31, 2013.

Total revenue for the fourth quarter of 2013 was $20.9 million, an increase of 33% from $15.7 million in the fourth quarter of 2012. Net loss for the fourth quarter of 2013 was $3.9 million, compared to a net loss of $3.6 million in the fourth quarter of 2012. Non-GAAP net loss for the fourth quarter of 2013 was $1.1 million, compared with $2.0 million non-GAAP net loss for the fourth quarter of 2012 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

For the full year, total revenue increased by 36% to $71.2 million, compared to $52.3 million in 2012.  Full year net loss was $15.8 million compared to a net loss of $19.0 million in 2012.  Non-GAAP net loss for the full year 2013 was $7.8 million, compared to a non-GAAP net loss of $12.1 million in 2012 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“2013 was a breakout year for Fluidigm, as we accelerated our top-line growth, solidified our leadership in the single-cell genomics market, and expanded our installed base by approximately 250 instruments. Single-cell genomics continued to be a key growth driver in the fourth quarter. We sold a record number of C1™ and BioMark™ units motivated by single-cell research. In 2014, we expect to continue to set the pace in the single-cell analysis market with our anticipated acquisition of DVS Sciences, expanding and diversifying our analytical breadth to include multi-parameter single-cell protein analysis,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

Financial Highlights and Analysis

•	Instrument revenue grew 26% year-on-year in the quarter and 41% for the full year, driven by increased BioMark and C1 Single-Cell Auto Prep System sales.

◦	Approximately 70% and 65% of the BioMark system sales during the quarter and the full year, respectively, were motivated by single-cell research.

◦	Approximately 25% of C1 sales were bundled with a BioMark in the quarter and the full year.

•	Consumables revenue grew 48% year-on-year in the quarter and 30% for the full year, driven by production genomics applications.

◦
Consumables pull-through in the quarter was within its historical range of $40,000 - $50,000 per instrument/year for analytical systems, and was above its historical range of $10,000 - $15,000 per instrument/year for preparatory systems.

•	Geographic revenue as a percent of total product revenue in the fourth quarter of 2013 was as follows: United States - 44%; Europe - 32%; Asia-Pacific - 11%; Japan - 10%; and Other - 3%.

•	Fluidigm’s instrument installed base was approximately 920 units at year-end.

◦
Analytical systems (BioMark, BioMark HD, and EP1™) represented approximately 530 units of the installed base and preparatory systems (Access Array™ and C1 Single-Cell Auto Prep Systems) represented the remainder.

•	Product margin was 72% in the fourth quarter of 2013, in-line with the year ago period.

•	Fluidigm generated positive cash flow from operations of $3.2 million in the quarter and ended the year with approximately $86.3 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•
Fluidigm announced a definitive agreement to acquire DVS Sciences, Inc. for consideration of approximately $207.5 million, consisting of approximately $125 million in cash and approximately $82.5 million in Fluidigm stock.

•
Fluidigm closed a public offering of its 2.75% convertible senior notes due 2034 and received net proceeds of approximately $194 million (including net proceeds received in connection with the full exercise of the underwriter’s overallotment option), after deducting the underwriter’s discount and other estimated offering expenses.

•	The C1 system application menu was expanded to include single-cell targeted DNA sequencing in combination with the Access Array System. The total number of C1 applications is now four.

•	Single-cell sequencing was selected as the 2013 Method of the Year by Nature Publishing Group.

•	The total number of single-cell publications referencing Fluidigm increased to 115.

Financial Outlook
The following financial guidance excludes the anticipated impact from the proposed acquisition of DVS Sciences. Fluidigm is projecting 2014 total revenue growth to be between 23% and 28% over 2013. Fluidigm projects 2014 operating expenses to be between $88 million and $90 million, stock-based compensation expense to be between $12 million and $13 million, and capital spending to be between $7 million and $9 million, including capital expenditures related to the move and expansion of its manufacturing facility in Singapore. Fluidigm anticipates providing information regarding the impact of the proposed acquisition of DVS Sciences subsequent to the closing of the transaction, which is expected to occur in February 2014.

Conference Call Information
Fluidigm will host a conference call today, February 6, 2014 at 5:00 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its fourth quarter and full year 2013 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on February 6, 2014. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 31387666. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the fourth quarter and full year of 2013 and 2012. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding Fluidigm’s anticipated acquisition of DVS Sciences, Inc.; the expansion and diversification of Fluidigm’s products; the single-cell analysis market and Fluidigm’s future position in the market; and current estimates of 2014 total revenue growth, operating expenses, stock-based compensation expense, and capital spending. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the acquisition of DVS Sciences; risks relating to the integration of DVS Sciences business and operations with those of Fluidigm; the possibility that Fluidigm will not realize anticipated revenue and potential operating expense synergies from the proposed acquisition; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the acquisition; intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights; and risks that the acquisition may not be completed. In addition, Fluidigm’s business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and Fluidigm’s other filings with the Securities and Exchange Commission, including the Registration Statement on Form S-3ASR filed with the Securities and Exchange Commission on January 29, 2014. Additional information will also be set forth in Fluidigm’s Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets microfluidic systems to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies in growth markets, such as single-cell genomics, applied genotyping, and sample preparation for targeted resequencing. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including 18 different commercial integrated fluidic circuits for nucleic acid analysis, and three families of assay chemistries. These systems are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm products are provided: For Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, C1, BioMark, EP1, and Access Array are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Un Kwon-Casado, CFA
VP, Corporate Development
650-266-6035 (Office)
un.kwon-casado@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended
	2013	2012	2013	2012 (1)
Revenue:
Instruments	$12,089	$9,606	$41,053	$29,152
Consumables	8,543	5,756	29,145	22,336
Product revenue	20,632	15,362	70,198	51,488
License and grant revenue	249	297	985	846
Total revenue	20,881	15,659	71,183	52,334
Costs and expenses:
Cost of product revenue	5,808	4,335	20,081	15,325
Research and development	5,532	4,265	19,730	16,602
Selling, general and administrative	13,215	10,552	48,055	38,478
Litigation settlement	267	—	1,267	—
Total costs and expenses	24,822	19,152	89,133	70,405
Loss from operations	(3,941)	(3,493)	(17,950)	(18,071)
Gain from sale of investment in Verinata	—	—	1,777	—
Interest expense	(1)	(12)	(14)	(628)
Other income (expense), net	45	(62)	502	(189)
Loss before income taxes	(3,897)	(3,567)	(15,685)	(18,888)
Provision for income taxes	(42)	(35)	(137)	(136)
Net loss	$(3,939)	$(3,602)	$(15,822)	$(19,024)

Net loss per share, basic and diluted	$(0.15)	$(0.14)	$(0.62)	$(0.86)

Shares used in computing net loss per share, basic and diluted	25,695	25,028	25,479	22,136

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2013	December 31, 2012 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,261	$58,649
Short-term investments	49,083	21,362
Accounts receivable, net	10,552	12,900
Inventories	8,148	7,169
Prepaid expenses and other current assets	1,540	1,131
Total current assets	104,584	101,211
Long-term investments	1,942	3,666
Property and equipment, net	6,818	4,974
Other non-current assets	3,571	3,881
Total assets	$116,915	$113,732
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,353	$2,555
Accrued compensation and related benefits	4,782	2,877
Other accrued liabilities	5,392	4,279
Deferred revenue, current portion	2,721	1,886
Total current liabilities	17,248	11,597
Other non-current liabilities	2,549	1,478
Total liabilities	19,797	13,075
Total stockholders’ equity	97,118	100,657
Total liabilities and stockholders’ equity	$116,915	$113,732

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	2013	2012 (1)
Operating Activities
Net loss	$(15,822)	$(19,024)
Depreciation and amortization	2,551	2,191
Stock-based compensation expense	6,438	4,088
Gain from sale of investment in Verinata	(1,777)	—
Other non-cash item	296	26
Changes in assets and liabilities, net	6,723	(4,759)
Net cash used in operating activities	(1,591)	(17,478)
Investing Activities
Purchases of investments	(59,436)	(35,385)
Proceeds from sales and maturities of investments	33,440	51,770
Proceeds from sale of investment in Verinata	3,117	—
Purchase of intangible assets	(1,240)	—
Purchases of property and equipment	(3,446)	(2,384)
Net cash (used in) provided by investing activities	(27,565)	14,001
Financing Activities
Proceeds from issuance of common stock, net of issuance costs	—	56,008
Proceeds from exercise of stock options	5,806	2,703
Repayment of long-term debt, net	—	(10,190)
Proceeds from line of credit	—	1,875
Repayment of line of credit	—	(1,875)
Net cash provided by financing activities	5,806	48,521
Effect of foreign exchange rate fluctuations on cash and cash equivalents	(38)	52
Net (decrease) increase in cash and cash equivalents	(23,388)	45,096
Cash and cash equivalents at beginning of period	58,649	13,553
Cash and cash equivalents at end of period	$35,261	$58,649

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION(1)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended
	2013		2012	2013		2012
Net loss (GAAP)	$(3,939)		$(3,602)	$(15,822)		$(19,024)
Stock-based compensation expense	1,757		1,041	6,438		4,088
Depreciation and amortization	701		599	2,551		2,191
Gain from sale of investment in Verinata	—		—	(1,777)		—
Other income from litigation settlement	—		—	(600)		—
Litigation settlement, net	67	(2)	—	1,067	(2)	—
Loss on disposal of property and equipment	267		—	296		26
Interest expense	1		12	14		628
Net loss (Non-GAAP)	$(1,146)		$(1,950)	$(7,833)		$(12,091)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	25,695		25,028	25,479		22,136
Net loss per share - basic and diluted (GAAP)	$(0.15)		$(0.14)	$(0.62)		$(0.86)
Net loss per share - basic and diluted (Non-GAAP)	$(0.04)		$(0.08)	$(0.31)		$(0.55)

(1) The Company reports non-GAAP results which exclude stock-based compensation expense, depreciation of property and equipment, amortization of license agreement rights and debt discount, gain from sale of investment in Verinata, other income from litigation settlement, litigation settlement expense, loss on disposal of property and equipment, and interest expense.

(2) Litigation settlement, net of $67,000 in the three months ended December 31, 2013 represents the fair value of nonmonetary consideration and cash. For GAAP purposes, the Company reports $267,000 as Litigation settlement and an offsetting gain of $200,000 in Other income (expense), net.